Arizona Corporation Commission - RECEIVED: 9/20/2023
Arizona Corporation Commission - FILED: 9/20/2023 23092010501907

# ARTICLES OF ORGANIZATION

## OF LIMITED LIABILITY COMPANY

## ENTITY INFORMATION

| | |
|---|---|
| **ENTITY NAME:** | INGENIOUS ROASTERS LLC |
| **ENTITY ID:** | 23584920 |
| **ENTITY TYPE:** | Domestic LLC |
| **EFFECTIVE DATE:** | 09/20/2023 |
| **CHARACTER OF BUSINESS:** | Any legal purpose |
| **MANAGEMENT STRUCTURE:** | Member-Managed |
| **PERIOD OF DURATION:** | Perpetual |
| **PROFESSIONAL SERVICES:** | N/A |

## STATUTORY AGENT INFORMATION

| | |
|---|---|
| **STATUTORY AGENT NAME:** | Gil Irey |
| **PHYSICAL ADDRESS:** | 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ 85260 |
| **MAILING ADDRESS:** | 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ 85260 |

## PRINCIPAL ADDRESS

13901 North 73rd Street Suite 204, SCOTTSDALE, AZ 85260

## PRINCIPALS

Member: Erick Redling - 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ, 85260, USA - gilmoreirey@gmail.com - Date of Taking Office: 09/20/2023

Member: Jalen Garner - 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ, 85260, USA - gilmoreirey@gmail.com - Date of Taking Office: 09/20/2023

Member: Scott Millar - 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ, 85260, USA - gilmoreirey@gmail.com - Date of Taking Office: 09/20/2023

Member: Southern ITS International - 13901 North 73rd Street Suite 204, SCOTTSDALE, AZ, 85260, USA - gilmoreirey@gmail.com - Date of Taking Office: 09/20/2023

## ORGANIZERS

Brandon M. Schwartz: 600 Inwood Avenue North, Suite 130, OAKDALE, MN, 55128, USA, brandon@mdspalaw.com

## SIGNATURES

Organizer: Brandon M. Schwartz - 09/20/2023